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Exhibit 4.6

FOURTH SUPPLEMENTAL INDENTURE

        This FOURTH SUPPLEMENTAL INDENTURE dated as of March 20, 2012, is between Interval Acquisition Corp., a Delaware corporation (the "Issuer"), and The Bank of New York Mellon, a New York banking corporation, as Trustee (the "Trustee").

RECITALS

        WHEREAS, the Issuer and the Trustee entered into an Indenture dated August 19, 2008 (the "Indenture"), pursuant to which the Issuer originally issued $300,000,000 in originally issued 9.5% Senior Notes due 2016 (the "Notes");

        WHEREAS, Section 4.13 of the Indenture provides the method by which the Issuer may amend the Indenture to add a new Domestic Subsidiary as an additional Guarantor under the Indenture;

        WHEREAS, the Issuer's subsidiary Management Acquisition Holdings, LLC (formerly known as TPI Acquisition Holdings, LLC, a Delaware limited liability company ("MAH")), and acquired Vacation Resorts International, a California corporation ("VRI"), VRI-ORE, LLC, a Utah limited liability company ("VRI-ORE"), and Owners' Resorts and Exchange, Inc., a Utah corporation ("ORE"), and each of VRI, VRI-ORE, and ORE is a Domestic Subsidiary under the Indenture; and

        WHEREAS, all acts and things prescribed by the Indenture and by law necessary to make this Fourth Supplemental Indenture a valid instrument legally binding on the Company and each Domestic Subsidiary, in accordance with its terms, have been duly done and performed.

        NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the mutual agreements hereinafter set forth, each Domestic Subsidiary and Trustee have agreed and do hereby agree as follows:

ARTICLE 1

        Section 1.01 This Fourth Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

        Section 1.02 This Fourth Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, each Domestic Subsidiary and the Trustee.

        Section 1.03 Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

ARTICLE 2

        Section 2.01 From this date, in accordance with Section 4.13 of the Indenture and by executing this Fourth Supplemental Indenture, each of VRI, VRI-ORE, and ORE, will be a Domestic Subsidiary and Guarantor under the Indenture, and subject to the provisions of the Indenture and as a Guarantor to the extent provided under Section 10 of the Indenture.

        Section 2.02 VRI, VRI-ORE, and ORE, each jointly and severally, with the Guarantors, hereby unconditionally guarantees to each Holder all of Issuer's obligations under the Notes and the Indenture on the terms set forth in the Indenture.

        Section 2.03 THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FOURTH SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES AND GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPALS OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

        Section 2.04 The parties may sign any number of copies hereof. Each signed copy shall be an original, but all of them together represent the same instrument.

        Section 2.05 The recitals and statements herein are deemed to be those of the Issuer, VRI, VRI-ORE, and ORE and not of the Trustee. The Trustee makes no representations as to the validity or sufficiency of this Fourth Supplemental Indenture.

        IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the day and year first above written.

INTERVAL ACQUISITION CORP., as the Issuer
By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert, Executive Vice President and Chief Operating Officer

THE BANK OF NEW YORK MELLON, as Trustee
By:	/s/ SHERMA THOMAS
Name:	/s/ SHERMA THOMAS
Title:	Senior Associate
Acknowledged and Accepted as of the date first written above:

VACATION RESORTS INTERNATIONAL
By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert, Executive Vice President
VRI-ORE, LLC
By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert, Manager
OWNERS' RESORTS AND EXCHANGE, INC.
By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert, Executive Vice President

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  Exhibit 4.6
FOURTH SUPPLEMENTAL INDENTURE
RECITALS